EXHIBIT 99

ADP Reports Second Quarter Fiscal 2014 Results

Revenues Rise 9%, 8% Organically, to $3.0 Billion for the Quarter; EPS Rises 8%

ROSELAND, N.J., Feb. 5, 2014 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its second quarter fiscal 2014 financial results. Highlights are below.

  ADP reported growth of 9% in revenues, 8% organic, to $3.0 billion for the second fiscal quarter ended December 31, 2013.
  Pretax and net earnings from continuing operations increased 6% and 7%, respectively.
  Diluted earnings per share from continuing operations of $0.78 increased 8% from $0.72 a year ago.
  ADP acquired 1.4 million shares of its stock for treasury at a cost of $109 million in the quarter.
  Approximately 360,000 clients now rely on ADP's newest cloud platforms, ADP RUN® for small businesses, and ADP Workforce Now® for mid-sized businesses.

"ADP posted good results for the second quarter reflecting the strength of our business model," said Carlos Rodriguez, president and chief executive officer, ADP. "We continue to execute against our Human Capital Management strategy of providing our clients innovative, cloud-based solutions differentiated in the marketplace by our strong history of compliance management, our proven service model, and our deep industry experience."

"ADP's second quarter results were solid," said Jan Siegmund, chief financial officer, ADP. "I am particularly pleased with our revenue growth of 9%. Each of our business segments performed well, driving good revenue growth and pretax margin expansion."

As anticipated, high-margin client interest revenues declined from a year ago and negatively impacted second quarter revenue growth 0.5 percentage points due to a lower yield on the client funds portfolio, partially offset by growth in average client funds balances. This decline in client interest revenues was the primary driver of the lower contribution from the client funds extended investment strategy, which negatively impacted growth in pretax earnings from continuing operations 3% and pretax margin 90 basis points, offsetting the strong pretax margin expansion in the business segments. The lower contribution from the client funds extended investment strategy reduced diluted earnings per share from continuing operations $0.02, or 3% for the quarter.

Employer Services

Employer Services' revenues grew 9% for the second quarter, nearly all organic, compared to last year's second quarter. The number of employees on our clients' payrolls in the United States increased 2.9% for the quarter as measured on a same-store-sales basis for a subset of our clients' payrolls ranging from small to large businesses. Worldwide client retention remained strong despite a decline of 0.5 percentage points compared to last year's second quarter. Employer Services' pretax margin increased 170 basis points for the quarter benefiting from increased operating efficiencies.

For the second quarter, combined worldwide new business bookings for Employer Services and PEO Services grew 7% year-over-year.  New business bookings represent annualized recurring revenues anticipated from new orders.

PEO Services

PEO Services' revenues increased 14% for the second quarter, all organic, compared to last year's second quarter.  PEO Services' pretax margin increased 50 basis points for the quarter. Average worksite employees paid by PEO Services increased 12% for the quarter to approximately 309,000.

Dealer Services

Dealer Services' revenues grew 7% for the second quarter, nearly all organic, compared to last year's second quarter. Dealer Services' pretax margin improved 30 basis points for the quarter.

Interest on Funds Held for Clients

The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

For the second quarter, interest on funds held for clients declined $12.5 million, or 12%, from $101.7 million a year ago to $89.2 million, due to a decline of about 50 basis points in the average interest yield to 1.9%, partially offset by an increase of 9% in average client funds balances from $17.0 billion to $18.5 billion.

Fiscal 2014 Forecast

We have updated our forecasts to reflect the solid results achieved during the first half of the fiscal year.

Total ADP Fiscal 2014 Forecast

Revenues – 7% to 8% growth, compared with our prior forecast of about 7% growth

  Includes approximately 0.5 percentage points of anticipated drag for the year related to the decline in interest on client funds from a continued low interest rate environment, partially offset by the forecasted growth in average client funds balances.

Pretax Margins – slight improvement in pretax margin from the adjusted 18.8% in fiscal 2013, consistent with our prior forecast

  Includes an anticipated drag of 70 to 80 basis points for the year from the lower contribution from the client funds extended investment strategy.

Effective Tax Rate – about flat with the adjusted 33.9% in fiscal 2013, consistent with our prior forecast

Diluted Earnings per Share from Continuing Operations – 8% to 10% growth compared to the adjusted $2.89 in fiscal 2013, consistent with our prior forecast

  The lower contribution from the client funds extended investment strategy is expected to reduce earnings per share growth $0.07 to $0.08, or 2% to 3%.

Reportable Segments Fiscal 2014 Forecast

Employer Services –

  Revenue growth of 7%, consistent with our prior forecast
  Pretax margin expansion of about 100 basis points, which is the high-end of our  previously forecasted range of 50 to 100 basis points
  Pays per control – up 2.0% to 3.0%, consistent with our prior forecast

PEO Services –

  12% to 13% revenue growth, which is an increase from our prior forecast range of 10% to 12% growth
  Slight pretax margin expansion, consistent with our prior forecast

Combined Employer Services and PEO Services new business bookings – about 8%, which is the low-end of our previously forecasted range of 8% to 10% growth

Dealer Services – consistent with our prior forecast

  Revenue growth of about 8%
  Pretax margin expansion of about 100 basis points

Interest on Funds Held for Clients, Interest Income on Corporate Funds Fiscal 2014 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of February 3, 2014. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate any changes during fiscal 2014 in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of February 3, 2014 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Consistent with our prior forecast, interest on funds held for clients is expected to decline $40 to $50 million, or 10% to 12%, based on a decline of 30 to 40 basis points in the expected average interest yield to 1.8% to 1.9%. This is partially offset by anticipated growth in average client funds balances of approximately 6% to 7%, which is an increase from our prior forecast of approximately 5% growth.
  Interest income on corporate funds is expected to decline approximately $10 million primarily due to a decline in interest income related to the client funds extended investment strategy, which is included in interest income on corporate funds.
  In combination, the total contribution from the client funds extended investment strategy is expected to be $50 to $60 million lower than a year ago.

Web Site Schedules

The schedules of quarterly and full year revenues and pretax earnings by reportable segment for fiscal years 2012 and 2013, and the first and second quarters of fiscal 2014 are posted to the ADP Investor Relations Web site (http://investors.adp.com) under the Financials section.

An analyst conference call will be held today, Wednesday, February 5, 2014 at 8:30 a.m. EST. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to ADP's Investor Relations Web site, http://investors.adp.com, and click on the webcast icon. Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system at least 10 minutes prior to the webcast. A presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations Web site at http://investors.adp.com. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

With more than $11 billion in revenues and more than 60 years of experience, ADP® (Nasdaq:ADP) serves approximately 620,000 clients in more than 125 countries.  As one of the world's largest providers of business outsourcing and Human Capital Management solutions, ADP offers a wide range of human resource, payroll, talent management, tax and benefits administration solutions from a single source, and helps clients comply with regulatory and legislative changes, such as the Affordable Care Act (ACA).  ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes.  ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP, visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,

	2013	2012	2013	2012
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,365.8	$ 2,183.4	$ 4,614.5	$ 4,265.3
Interest on funds held for clients	89.2	101.7	178.4	208.4
PEO revenues (A)	527.8	462.7	1,029.6	911.6
Total revenues	2,982.8	2,747.8	5,822.5	5,385.3

Expenses:
Costs of revenues:
Operating expenses	1,528.7	1,401.6	3,020.3	2,769.1
Systems development & programming costs	179.3	159.9	351.2	316.2
Depreciation & amortization	64.4	62.8	125.3	125.6
Total costs of revenues	1,772.4	1,624.3	3,496.8	3,210.9

Selling, general & administrative expenses	675.6	624.7	1,314.2	1,236.1
Interest expense	2.0	3.0	3.9	6.1
Total expenses	2,450.0	2,252.0	4,814.9	4,453.1

Other income, net	(28.3)	(33.0)	(50.8)	(62.2)

Earnings from continuing operations before income taxes	561.1	528.8	1,058.4	994.4

Provision for income taxes	184.1	176.8	352.8	340.0

Net earnings from continuing operations	$ 377.0	$ 352.0	$ 705.6	$ 654.4

Earnings from discontinued operations before income taxes	--	62.3	--	66.8

Provision for income taxes	--	23.4	--	25.1

Net earnings from discontinued operations	$ --	$ 38.9	$ --	$ 41.7

Net earnings	$ 377.0	$ 390.9	$ 705.6	$ 696.1

Basic Earnings Per Share from Continuing Operations	$ 0.79	$ 0.73	$ 1.47	$ 1.36
Basic Earnings Per Share from Discontinued Operations	--	0.08	--	0.09
Basic Earnings Per Share	$ 0.79	$ 0.81	$ 1.47	$ 1.44

Diluted Earnings Per Share from Continuing Operations	$ 0.78	$ 0.72	$ 1.46	$ 1.34
Diluted Earnings Per Share from Discontinued Operations	--	0.08	--	0.09
Diluted Earnings Per Share	$ 0.78	$ 0.80	$ 1.46	$ 1.43

Dividends declared per common share	$ 0.4800	$ 0.4350	$ 0.9150	$ 0.8300

Components of other income, net:
Interest income on corporate funds	$ (16.7)	$ (21.5)	$ (35.7)	$ (45.3)
Realized gains on available-for-sale securities	(13.2)	(9.8)	(17.5)	(14.6)
Realized losses on available-for-sale securities	1.6	0.5	2.5	0.8
Gains on sales of buildings	--	(2.2)	--	(2.2)
Other, net	--	--	(0.1)	(0.9)
Total other income, net	$ (28.3)	$ (33.0)	$ (50.8)	$ (62.2)

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $6,140.4 and $5,410.9 for the three months ended December 31, 2013 and 2012, respectively, and $11,087.6 and $9,936.7 for the six months ended December 31, 2013 and 2012, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31, 2013	June 30, 2013
Assets
Cash and cash equivalents/Short-term marketable securities (B)	$ 1,289.6	$ 1,727.1
Other current assets	2,597.2	2,245.1
Total current assets before funds held for clients	3,886.8	3,972.2

Funds held for clients	28,414.3	22,228.8
Total current assets	32,301.1	26,201.0

Long-term marketable securities (B)	59.9	314.0
Property, plant and equipment, net	739.3	728.7
Other non-current assets	5,221.5	5,024.4
Total assets	$ 38,321.8	$ 32,268.1

Liabilities and Stockholders' Equity
Other current liabilities	$ 2,439.4	$ 2,530.6
Obligations under reverse repurchase agreements (B)	--	245.9
Client funds obligations	28,205.6	21,956.3
Total current liabilities	30,645.0	24,732.8

Long-term debt	12.6	14.7
Other non-current liabilities	1,405.7	1,330.7
Total liabilities	32,063.3	26,078.2

Total stockholders' equity	6,258.5	6,189.9
Total liabilities and stockholders' equity	$ 38,321.8	$ 32,268.1

(B) As of June 30, 2013, $245.2 million of long-term marketable securities and $0.7 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2013	2012	Change	% Change
Revenues from continuing operations (C)
Employer Services	$ 2,087.0	$ 1,918.2	$ 168.8	9%
PEO Services	531.1	465.7	65.4	14%
Dealer Services	484.2	452.5	31.7	7%
Other	(119.5)	(88.6)	(30.9)	n/m
Total revenues from continuing operations	$ 2,982.8	$ 2,747.8	$ 235.0	9%

Pre-tax earnings from continuing operations (C)
Employer Services	$ 595.8	$ 514.6	$ 81.2	16%
PEO Services	59.5	49.9	9.6	19%
Dealer Services	104.7	96.2	8.5	9%
Other	(198.9)	(131.9)	(67.0)	n/m
Total pre-tax earnings from continuing operations	$ 561.1	$ 528.8	$ 32.3	6%

Pre-tax margin (C)
Employer Services	28.5%	26.8%	1.7%
PEO Services	11.2%	10.7%	0.5%
Dealer Services	21.6%	21.3%	0.3%
Other	n/m	n/m	n/m
Total pre-tax margin	18.8%	19.2%	(0.4)%

	Six Months Ended December 31,
	2013	2012	Change	% Change
Revenues from continuing operations (C)
Employer Services	$ 4,055.0	$ 3,737.1	$ 317.9	9%
PEO Services	1,036.1	917.6	118.5	13%
Dealer Services	957.0	892.6	64.4	7%
Other	(225.6)	(162.0)	(63.6)	n/m
Total revenues from continuing operations	$ 5,822.5	$ 5,385.3	$ 437.2	8%

Pre-tax earnings from continuing operations (C)
Employer Services	$ 1,118.4	$ 969.7	$ 148.7	15%
PEO Services	111.3	96.2	15.1	16%
Dealer Services	201.5	182.1	19.4	11%
Other	(372.8)	(253.6)	(119.2)	n/m
Total pre-tax earnings from continuing operations	$ 1,058.4	$ 994.4	$ 64.0	6%

Pre-tax margin (C)
Employer Services	27.6%	25.9%	1.6%
PEO Services	10.7%	10.5%	0.3%
Dealer Services	21.1%	20.4%	0.7%
Other	n/m	n/m	n/m
Total pre-tax margin	18.2%	18.5%	(0.3)%

(C) Effective July 1, 2013, the Company no longer allocates a cost of capital charge to its reportable segments and no longer adjusts the operating results of its reportable segments on a constant exchange rate basis. As a result of these changes, all prior-period amounts have been reclassified to conform to the current period presentation.
n/m - not meaningful

	Three Months Ended December 31,
	2013	2012	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 377.0	$ 352.0	$ 25.0	7%
Net earnings	$ 377.0	$ 390.9	$ (13.9)	(4)%

Basic weighted average shares outstanding	478.4	482.1	(3.7)	(1)%
Basic earnings per share from continuing operations	$ 0.79	$ 0.73	$ 0.06	8%
Basic earnings per share	$ 0.79	$ 0.81	$ (0.02)	(2)%

Diluted weighted average shares outstanding	482.8	486.8	(4.0)	(1)%
Diluted earnings per share from continuing operations	$ 0.78	$ 0.72	$ 0.06	8%
Diluted earnings per share	$ 0.78	$ 0.80	$ (0.02)	(3)%

	Six Months Ended December 31,
	2013	2012	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 705.6	$ 654.4	$ 51.2	8%
Net earnings	$ 705.6	$ 696.1	$ 9.5	1%

Basic weighted average shares outstanding	479.2	482.8	(3.6)	(1)%
Basic earnings per share from continuing operations	$ 1.47	$ 1.36	$ 0.11	8%
Basic earnings per share	$ 1.47	$ 1.44	$ 0.03	2%

Diluted weighted average shares outstanding	483.6	487.7	(4.1)	(1)%
Diluted earnings per share from continuing operations	$ 1.46	$ 1.34	$ 0.12	9%
Diluted earnings per share	$ 1.46	$ 1.43	$ 0.03	2%

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
Key Statistics:	2013	2012
Internal revenue growth:
Employer Services (D)	9%	6%
PEO Services	14%	13%
Dealer Services (D)	7%	9%

Employer Services:
Change in pays per control - U.S.	2.9%	2.6%
Change in client revenue retention percentage - worldwide	(0.5) pts	0.8 pts
Employer Services/PEO new business bookings growth - worldwide	7%	5%

PEO Services:
Paid PEO worksite employees at end of period	311,000	278,000
Average paid PEO worksite employees during the period	309,000	276,000

	Six Months Ended December 31,
Key Statistics:	2013	2012
Internal revenue growth:
Employer Services (D)	8%	5%
PEO Services	13%	13%
Dealer Services (D)	7%	8%

Employer Services:
Change in pays per control - U.S.	2.7%	2.9%
Change in client revenue retention percentage - worldwide	(0.3) pts	0.2%
Employer Services/PEO new business bookings growth - worldwide	4%	9%

PEO Services:
Paid PEO worksite employees at end of period	311,000	278,000
Average paid PEO worksite employees during the period	304,000	272,000

(D) Current year segment results reflect actual foreign exchange rates. Prior year segment results were adjusted to reflect actual foreign exchange rates.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended December 31,
	2013	2012	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.2	$ 1.1	$ 0.1	7%
Corporate extended	3.7	4.2	(0.5)	(12)%
Total corporate	4.9	5.3	(0.4)	(8)%
Funds held for clients	18.5	17.0	1.6	9%
Total	$ 23.4	$ 22.3	$ 1.1	5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.7%
Corporate extended	1.5%	1.8%
Total corporate	1.4%	1.6%
Funds held for clients	1.9%	2.4%
Total	1.8%	2.2%

Net unrealized gain position at end of period	$ 212.5	$ 717.8

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.3	$ 3.7
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.4
	$ 3.7	$ 4.2

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.6%	0.7%

Interest on funds held for clients	$ 89.2	$ 101.7	$ (12.5)	(12)%
Corporate extended interest income (E)	13.9	19.4	(5.5)	(29)%
Corporate interest expense-short-term financing (E)	(1.5)	(2.6)	1.1	41%
	$ 101.6	$ 118.5	$ (16.9)	(14)%

	Six Months Ended December 31,
	2013	2012	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.2	$ 0.1	11%
Corporate extended	3.6	4.0	(0.3)	(8)%
Total corporate	4.9	5.1	(0.2)	(4)%
Funds held for clients	18.0	16.5	1.4	9%
Total	$ 22.9	$ 21.7	$ 1.3	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.8%
Corporate extended	1.6%	2.0%
Total corporate	1.4%	1.8%
Funds held for clients	2.0%	2.5%
Total	1.9%	2.3%

Net unrealized gain position at end of period	$ 212.5	$ 717.8

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.2	$ 3.5
U.S. & Canadian reverse repurchase agreement borrowings	0.5	0.5
	$ 3.6	$ 4.0

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.7%

Interest on funds held for clients	$ 178.4	$ 208.4	$ (30.0)	(14)%
Corporate extended interest income (E)	29.9	40.6	(10.7)	(26)%
Corporate interest expense-short-term financing (E)	(3.0)	(5.1)	2.1	41%
	$ 205.3	$ 243.9	$ (38.6)	(16)%

(E) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended December 31,
	2013	2012

Corporate extended interest income	$ 13.9	$ 19.4
All other interest income	2.8	2.1
Total interest income on corporate funds	$ 16.7	$ 21.5

Corporate interest expense - short-term financing	$ 1.5	$ 2.6
All other interest expense	0.5	0.4
Total interest expense	$ 2.0	$ 3.0

	Six Months Ended December 31,
	2013	2012

Corporate extended interest income	$ 29.9	$ 40.6
All other interest income	5.8	4.7
Total interest income on corporate funds	$ 35.7	$ 45.3

Corporate interest expense - short-term financing	$ 3.0	$ 5.1
All other interest expense	0.9	1.0
Total interest expense	$ 3.9	$ 6.1

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the twelve months ended June 30, 2013 to adjusted results that exclude a non tax-deductible goodwill impairment. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings, adjusted provision for income taxes, adjusted EPS, and adjusted pre-tax margin are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, or as a substitute for, earnings, provision for income taxes, EPS, and pre-tax margin, and they may not be comparable to similarly titled measures employed by other companies.

	Twelve months ended June 30, 2013
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 2,084.3	(F)	$ 720.2	34.6%	$ 1,364.1	$ 2.83	$ 2.80

Add Adjustment:
Goodwill impairment	42.7		--		42.7	0.09	0.09

As Adjusted	$ 2,127.0	(F)	$ 720.2	33.9%	$ 1,406.8	$ 2.91	$ 2.89

(F) For the twelve months ended June 30, 2013 the As Reported pre-tax margin was 18.4% and the As Adjusted pre-tax margin was 18.8%.

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  Investor Relations Contacts:
          Elena Charles
          973.974.4077
          elena.charles@ADP.com

          Sara Grilliot
          973.974.7834
          sara.grilliot@ADP.com

          Media Contact:
          Michael Schneider
          973.404.4241
          michael.schneider@ADP.com